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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) June 18, 1999


                      CALIFORNIA COASTAL COMMUNITIES, INC.
              (Exact Name of Registrant as Specified in Charter)


                                   Delaware
                (State or Other Jurisdiction of Incorporation)

             0-17189                                 02-0426634
     (Commission File Number)          (I.R.S. Employer Identification No.)



6 Executive Circle, Suite 250, Irvine, California         92614
(Address of principal executive offices)                (Zip Code)


                                  (949) 250-7700
               (Registrant's Telephone Number, Including Area Code)


                                   Not Applicable
                          (Former Name or Former Address,
                           if Changed Since Last Report)

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Item 5.  OTHER EVENTS

       On June 21, 1999, the Registrant issued a press release announcing that, on June 18, 1999, the Registrant had completed its previously announced 1:100 reverse stock split of its common stock which resulted in odd-lot shares being cashed-out at a pre-split price of $6.51 per share, which was immediately followed by a 100:1 forward stock split which preserved the pre-split price of the Registrant's shares as quoted on Nasdaq. The transaction resulted in 192,463 odd-lot shares being cashed-out. Following completion of the stock splits, the Registrant had a total of 10,058,539 shares of its common stock outstanding. During the 20 trading day period following the completion of the stock splits, the Registrant's common stock will be listed and traded under the Nasdaq symbol "CALCD" and will return to the previous symbol "CALC" on July 20, 1999. A copy of the press release is attached hereto and is incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (c)     Exhibits:


       Exhibit No.              Description
       -----------              -----------
       99.1            Press Release, issued June 21, 1999



                                        2.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CALIFORNIA COASTAL COMMUNITIES, INC.



Date:  June 24, 1999              By:  /s/ Raymond J. Pacini
                                        ---------------------------------
                                        Raymond J. Pacini
                                        Chief Executive Officer



                                        3.